EXHIBIT 99.2

MIDDLESEX WATER COMPANY

Subsidiaries and Affiliates

INVESTMENT PLAN

EMPLOYEE AUTHORIZATION FORM FOR PAYROLL DEDUCTIONS TO FUND DIRECT STOCK PURCHASES

MIDDLESEX WATER COMPANY IS HEREBY AUTHORIZED TO WITHHOLD THE AMOUNT INDICATED BELOW FROM MY PAYCHECK BI-WEEKLY, AND INVEST THE AMOUNTS DEDUCTED IN COMMON STOCK UNDER THE TERMS OF THE COMPANY’S INVESTMENT PLAN.

$____________

EMPLOYEE NAME ___________________________________

EMPLOYEE ADDRESS ______________________________________

_____________________________________________________________________

SOCIAL SECURITY NUMBER _____________________________

DATE OF BIRTH __________________(Must be at least 21 years old)

SIGNATURE _________________________DATE ___________________

Minimum payroll deduction of $10, maximum $200 Bi-weekly.

Please refer to the Prospectus for the Investment Plan, which can be obtained from the Company’s website.